Exhibit 10.2

Execution Version

Guaranty

Dated as of December 16, 2021,

made by

THE GUARANTORS IDENTIFIED HEREIN

in favor of

HSBC BANK USA, NATIONAL ASSOCIATION,
as Agent

i

GUARANTY

This GUARANTY (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of December 16, 2021, is made by the Guarantors (as defined below), in favor of HSBC BANK USA, NATIONAL ASSOCIATION, as administrative agent (together with its successors, in such capacity, the “Agent”) for the banks and other financial institutions or entities (each a “Lender” and, collectively, the “Lenders”) from time to time parties to that certain Loan and Security Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, or modified, from time to time, the “Loan Agreement”), among VEECO INSTRUMENTS INC., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and the Agent.

INTRODUCTORY STATEMENTS

WHEREAS, the Borrower and the Guarantors are members of an affiliated group of companies;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor derives substantial direct and indirect benefit from the extensions of credit to the Borrower under the Loan Agreement; and

WHEREAS, it is a condition precedent to the Closing Date that the Guarantors shall have executed and delivered this Agreement in favor of the Agent for the ratable benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree as follows:

SECTION 1.     Defined Terms.

1.1            Definitions.

(a)            Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the respective meanings given to such terms in the Loan Agreement.

(b)            The following terms shall have the following meanings:

“Agreement”: as defined in the preamble hereto.

“Borrower”: as defined in the preamble hereto.

“Discharge of Obligations”: as defined in Section 2.1(d).

“Guarantor”: each party identified as a Guarantor on the signature pages hereto.

“Secured Party”: each of the Agent, the Lenders, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Loan Documents.

1.2            Other Definitional Provisions. The rules of interpretation set forth in Section 1.4 of the Loan Agreement are by this reference incorporated herein, mutatis mutandis, as if set forth herein in full.

SECTION 2.          Guarantee.

2.1           Guarantee.

(a)           Each Guarantor hereby unconditionally and irrevocably guarantees to the Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and permitted assigns, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. In furtherance of the foregoing, and without limiting the generality thereof, each Guarantor agrees as follows:

(i)            such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Agent’s or any Secured Party’s exercise or enforcement of any remedy it or they may have against the Borrower, such Guarantor, any other Person, or all or any portion of the Collateral; and

(ii)            the Agent may act upon the instructions (or with the consent) of the Required Lenders to enforce this Agreement after an Event of Default has occurred and is continuing.

(b)            Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantors hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantors under Applicable Law relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)            Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Agent or any other Secured Party hereunder.

(d)           The guarantee contained in this Section 2 shall commence on the date of this Agreement and remain in full force and effect until the date on which all the Obligations shall have been satisfied by payment in full, in cash (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) obligations and liabilities under Lender-Provided Hedges and Bank Product Obligations), all Letters of Credit have expired or terminated and all of the Commitments have expired or terminated (the “Discharge of Obligations”) (such period, the “Term”), provided that any accrued or asserted rights of the Agent which arise during the Term (including but not limited to a claim or demand made by the Agent pursuant to Section 2.1 of this Agreement during the Term which remains unpaid) shall survive the termination of this Agreement.

(e)            No payment made by the Borrower, any Guarantor, any other guarantor or any other Person or received or collected by the Agent or any other Secured Party from the Borrower, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantors in respect of the Obligations or any payment received or collected from the Guarantors in respect of the Obligations), remain liable for the Obligations up to the maximum liability of the Guarantors hereunder until the Discharge of Obligations.

2.2           Right of Contribution. If in connection with any payment made by any Guarantor hereunder any rights of contribution arise in favor of such Guarantor against one or more other Guarantors, such rights of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the other Secured Parties, and each Guarantor shall remain liable to the Agent and the other Secured Parties for the full amount guaranteed by each Guarantor hereunder.

2.3           No Subrogation. Notwithstanding any payment made by the Guarantors hereunder or any setoff or application of funds of the Guarantors by the Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any other Secured Party against the Borrower or any other Guarantor or any Collateral or guarantee or right of offset held by the Agent or any other Secured Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by the Guarantors hereunder, in each case, until the Discharge of Obligations. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the Discharge of Obligations, such amount shall be held by such Guarantor in trust for the Agent and the other Secured Parties, shall be segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied in such order as set forth in Section 11.2 of the Loan Agreement irrespective of the occurrence or the continuance of any Event of Default.

2.4           Amendments, etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor and without notice to or further assent by such Guarantor, any demand for payment of any of the Obligations made by the Agent or any other Secured Party may be rescinded by the Agent or such Secured Party and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any other Secured Party, and the Loan Agreement, the other Loan Documents, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released, in each case pursuant to the terms of the Loan Agreement. Neither the Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5           Guarantee Absolute and Unconditional; Guarantor Waivers; Guarantor Consents. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any other Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors on the one hand, and the Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor further waives:

(a)           diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations;

(b)           any right to require any Secured Party to marshal assets in favor of the Borrower, such Guarantor, any other Guarantor or any other Person, to proceed against the Borrower, any other Guarantor or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Obligations or to comply with any other provisions of § 9-611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of any Secured Party whatsoever;

(c)           the defense of the statute of limitations in any action hereunder or for the collection or performance of the Obligations;

(d)            any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor or any other Person (other than the defense of payment-in-full of the Obligations);

(e)            any defense based upon the Agent’s or any Secured Party’s errors or omissions in the administration of the Obligations;

(f)            any rights to set-offs and counterclaims; and

(g)            without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law that limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Agreement.

Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be, to the fullest extent permitted by law, construed as a continuing, absolute and unconditional guarantee of payment without regard to (1) the validity or enforceability of the Loan Agreement or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any other Secured Party, (2) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Guarantor, or any other Person against the Agent or any other Secured Party, (3) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower and the Guarantors for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance, (4) any insolvency proceeding with respect to the Borrower, any Guarantor or any other Person, (5) any merger, acquisition, consolidation or change in structure of the Borrower, any other Guarantor, any other Loan Party or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or voting Equity Interests of the Borrower, any Guarantor or any other Person, (6) any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and rights under this Agreement or the other Loan Documents, including any Secured Party’s right to receive payment of the Obligations, or any assignment or other transfer, in whole or in part, of any Secured Party’s interests in and to any of the Collateral, (7) any Secured Party’s vote, claim, distribution, election, acceptance, action or inaction in any insolvency proceeding related to any of the Obligations, and (8) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Obligations or any other indebtedness, obligations or liabilities of such Guarantor to any Secured Party.

When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor on the occurrence and during the continuation of an Event of Default, the Agent or any other Secured Party may, but shall be under no obligation to make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor, any other Loan Party or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto. Any failure by the Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor, any other Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor, any other Loan Party or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any other Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Each Guarantor further unconditionally consents and agrees that, without notice to or further assent from such Guarantor: (A) the principal amount of the Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower, any other Guarantor, or any other Persons under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise; (B) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise; (C) the time for the Borrower’s, any other Guarantor’s (or any other Loan Party’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent may deem proper; (D) in addition to the Collateral, the Secured Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; (E) any Secured Party may discharge or release, in whole or in part, any other Guarantor or any other Loan Party or other Person liable for the payment and performance of all or any part of the Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral, nor shall any Secured Party be liable to any Guarantor for any failure to collect or enforce payment or performance of the Obligations from any Person or to realize upon the Collateral, and (F) the Secured Parties may request and accept other guaranties of the Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Loan Party to any Secured Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; in each case (A) through (F), as the Secured Parties may deem advisable, and without impairing, abridging, releasing or affecting this Agreement.

2.6           Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its respective property, or otherwise, all as though such payments had not been made.

2.7           Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without setoff or counterclaim in Dollars at the Payment Office (or at such other location as the Agent may designate).

SECTION 3.            REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants that (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization and has full capacity and right to make and perform this Agreement, and all necessary authority has been obtained; (b) this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, (c) the making and performance of this Agreement does not and will not violate the provisions of any Applicable Law, regulation or order, by-laws, operating agreement, certificate of incorporation, certificate of formation, as applicable, or other institutional documents of such Guarantor, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected which, with respect to clause (c) of this Section 3, would reasonably be expected to have a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Body required under Applicable Law and regulations for the making and performance of this Agreement have been obtained or made and are in full force and effect (with the exception of those registrations described in Section 5(c) of this Agreement) except such consents, approvals, authorizations or other actions the failure of which to be obtained or made would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 4.           THE AGENT

Each Guarantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof after the occurrence and during the continuation of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Guarantor and in the name of such Guarantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement.

SECTION 5.          MISCELLANEOUS

5.1           Amendments in Writing; The provisions of Sections 11.5 and 15.2 of the Loan Agreement are incorporated herein, mutatis mutandis.

5.2           Notices. All notices, requests and demands to or upon the Agent or any Guarantor hereunder shall be effected in the manner provided for in Section 15.6 of the Loan Agreement.

5.3           [Reserved].

5.4           Enforcement Expenses; Indemnification.

(a)            Each Guarantor agrees to pay or reimburse the Agent and each other Secured Party for all its reasonable and documented out-of-pocket costs and expenses incurred in collecting against any Guarantor under the guaranty contained in Section 2 of this Agreement or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party in accordance with Section 15.9 of the Loan Agreement.

(b)           The provisions of Section 15.5 of the Loan Agreement are incorporated herein, mutatis mutandis.

(c)           The agreements in this Section 5.4 shall survive repayment of the Obligations and any other amounts payable under the Loan Agreement and the other Loan Documents.

5.5           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Guarantor, Agent, each Lender, all future holders of the Obligations and their respective successors and permitted assigns, except that no Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender, other than pursuant to a transaction permitted by the Loan Agreement and consummated in accordance with the terms and conditions contained therein.

5.6           Set Off. Each Guarantor hereby irrevocably authorizes the Agent and each other Secured Party and any Affiliate thereof at any time and from time to time after the occurrence and during the continuance of an Event of Default, without notice to such Guarantor, any such notice being expressly waived by such Guarantor, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Secured Party or such Affiliate to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Agent or such Secured Party may elect, against and on account of the Obligations and liabilities of such Guarantor to the Agent or such Secured Party hereunder and under the other Loan Documents and claims of every nature and description of the Agent or such Secured Party against such Guarantor, in any currency, whether arising hereunder, under the Loan Agreement, any other Loan Document or otherwise, as the Agent or such Secured Party may elect, whether or not the Agent or any other Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The rights of the Agent and each other Secured Party under this Section 5.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent or such other Secured Party may have.

5.7           Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of this Agreement, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

5.8           Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

5.9           Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

5.10         Integration. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

5.11         GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the County of New York, State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives right to personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to such Loan Party at its address set forth in Section 15.6 of the Credit Agreementand service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York .

5.12         Acknowledgements. Each Guarantor hereby acknowledges that:

(a)            it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)            neither the Agent nor any other Secured Party has any fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Guarantor, on the one hand, and the Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c)            no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any of the Secured Parties or among any Guarantor and any of the Secured Parties; and

(d)            it has received a copy of the Loan Agreement and has reviewed and understands the same.

5.13         Service of Process. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 15.6 of the Loan Agreement, and in the case of any such notice, request or other communication to any Guarantor, shall be given to it in care of the Borrower.

5.14         Releases. Upon the Discharge of Obligations, this Agreement shall terminate with respect to the Agent and the other Secured Parties, and all obligations (other than those expressly stated to survive such termination) of each Guarantor to the Agent or any other Secured Party hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party. At the sole expense of the Guarantors following any such termination, the Agent shall promptly deliver such documents as the Guarantors shall reasonably request to evidence such termination.

5.15         WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

VEECO INSTRUMENTS INC.

By:	/s/ John P. Kiernan
Name: John P. Kiernan
Title: Senior Vice President & Chief Financial Officer

GUARANTORS:

VEECO APAC LLC

By:	/s/ John P. Kiernan
Name: John P. Kiernan
Title: Vice President & Treasurer

VEECO PROCESS EQUIPMENT INC.

By:	/s/ John P. Kiernan
Name: John P. Kiernan
Title: Vice President & Treasurer

Signature Page to Guaranty

AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Asma Alghofailey
Name: Asma Alghofailey
Title: Vice President

Signature Page to Guaranty